Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Giga-tronics Incorporated
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Giga-tronics Incorporated of our report dated May 30, 2006 relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-KSB of Giga-tronics Incorporated for the years ended March 25, 2006 and March 26, 2005.

/s/ Perry-Smith LLP

Sacramento, California
June 30, 2006